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                                                                  EXECUTION COPY
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                              MANAGEMENT AGREEMENT

     This Management Agreement (this "Agreement") is entered into as of the 30th day of August 1996 by and between Physicians Quality Care, Inc., a Delaware corporation (the "Company") and Bain Capital Partners V, L.P., a Delaware limited partnership ("Bain").

          Whereas, subject to the terms and conditions of this Agreement, the Company desires to retain Bain to provide certain management and advisory services to the Company, and Bain desires to provide such services;

     Now, therefore, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   Services.   Bain hereby agrees to, during the term of this Agreement
(the "Term"):

     a. provide the Company with advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments necessary to provide the Company with financing from banks or other financial institutions or other entities on terms and conditions satisfactory to the Company; and

     b. provide the Company with financial, managerial and operational advice in connection with its day-to-day operations, including, without limitation:

        i.   advice with respect to the investment of funds;

        ii. advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance and the capitalization of the Company;

        iii. advice with respect to the development, structuring and implementation of strategic acquisitions and physician practice affiliations; and

        iv. advice in respect of telecommunications and information system and accounting and administration.

2.   Payment of Fees.  The Company hereby agrees to:

     a. during the Term, pay to Bain (or an affiliate of Bain designated by it) a management fee of $500,000 per annum in exchange for the services provided to the Company by Bain, as more fully described in Section 1 of this Agreement, such fee being payable by the Company quarterly in advance, the first such payment to be made at the closing of the first Equity Investment; and

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     b. during the Term, allow Bain to participate in the negotiation and consummation of financing for the Company or any of its direct or indirect subsidiaries or affiliates, and pay to Bain (or an affiliate of Bain designated by it) a fee in connection therewith equal to one percent (1%) of the gross amount of such financings, such fee to be due and payable for the foregoing services at the closing of such financing; provided, however, that the foregoing fee shall not be payable in
        --------  -------
        respect of the following financings: (i) debt facilities provided by a lender which is a bank under the Bank Holding Company Act to satisfy working capital and other similar requirements; (ii) capital lease obligations; (iii) equipment lease financings; (iv) letters of credit;
        (v) financing provided by the Bain Funds, Bain or Bain Capital, Inc;
        (vi) up to an aggregate of [800,000] shares of capital stock to T. Rowe Price Threshold Fund; and (vii) shares of capital stock issued to the owners of physician group practices in connection with the affiliations thereto or acquisitions therewith by the Company.

     Each payment made pursuant to this Section 2 shall be paid by wire transfer of immediately available federal funds to the account specified on Schedule 1 hereto, or to such other account(s) as Bain may specify to the Company in writing prior to such payment.

3. Term. This Agreement shall continue in full force and effect, unless and until terminated by mutual consent of the parties, for so long as Bain (or any successor or permitted assign, as the case may be) continues to carry on the business of providing services of the type described in Section 1 above; provided, however, that (i) this Agreement shall terminate on the later to occur of (a) the five year anniversary of the date hereof and (b) twelve (12) months after the date of a Qualified Public Offering (as defined in the Restated Certificate of Incorporation of the Company); and provided further either party may terminate this Agreement following a material breach of the terms of this Agreement by the other party hereto and a failure to cure such breach within 30 days following written notice thereof; and provided further that each of (i) the obligations of the Company under Section 4 below, (ii) any and all accrued and unpaid obligations of the Company owed under Section 2 above and (iii) the provisions of Section 7 shall survive any termination to the maximum extent permitted under applicable law.

4.   Expenses; Indemnification.

     a. Expenses. Whether any of the transactions contemplated by this Agreement or any other agreement executed in connection herewith shall be consummated, the Company agrees to pay on demand all expenses incurred by Bain, the Bain Funds and Bain Capital, Inc. (or any of them) in connection with this Agreement and such other transactions and all operations hereunder or otherwise incurred in connection with the Company, including but not limited to (i) the fees and disbursements of:
        (A) Ropes & Gray, special counsel to Bain Capital, Inc. and the Bain Funds, (B) Price Waterhouse LLP, accountant to Bain

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        Capital, Inc. and the Bain Funds, and (C) any other third party consultants or advisors retained by Bain, Bain Capital, Inc., the Bain Funds or either of the parties identified in clauses (A) and (B) arising in connection therewith (including but not limited to the preparation, negotiation and execution of this Agreement and any other agreement executed in connection herewith or the consummation of the other transactions contemplated hereby (and any and all amendments, modifications, restructurings and waivers, and exercises and preservations of rights and remedies hereunder or thereunder) and the operations of the Company and any of its subsidiaries), and (ii) any out of-pocket expenses incurred by Bain in connection with the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates, such fees and disbursements in (i) and (ii) above not to exceed $100,000 per annum without the consent of the Company.

     b. Indemnity and Liability. In consideration of the execution and delivery of this Agreement by Bain, the Company hereby agrees to indemnify, exonerate and hold each of Bain, Bain Capital, Inc. and each Bain Fund, and each of their respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to the execution, delivery, performance, enforcement or existence of this Agreement, except for any such Indemnified Liabilities arising on account of such Indemnitee's gross negligence, bad faith or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates, agents, advisors, representatives, or accountants for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence, bad faith or willful misconduct. The Indemnitees agree that none of them will enter into a settlement agreement for any Indemnified Liabilities without the prior Consent of the Company. The Company shall have the right to participate in any action which shall be the subject of this paragraph 4(b) at its own cost and expense.

5. Assignment, etc. Neither party shall have the right to assign this Agreement. Bain acknowledges that its services under this Agreement are unique. Accordingly, any purported assignment by Bain shall be void. Notwithstanding the foregoing, (a) Bain may assign all or part of its rights and obligations hereunder to any affiliate of Bain which provides services similar to those called for by this Agreement which shall be acceptable to the Company in its reasonable discretion, in which event Bain shall

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     be released of all of its rights and obligations hereunder, and (b) the provisions hereof for the benefit of the Bain Funds shall inure to the benefit of their successors and assigns.

6. Amendments and Waivers. No amendment or waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by each of Bain and the Company. No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion. No course of dealing of any person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any party hereto.

7. Additional Services. Nothing contained herein shall limit the right of the Bain Funds, Bain or Bain Capital, Inc. to provide for consideration to any person, including the Company, any additional services and advice in connection with the sale or merger of the Company, its subsidiaries or any affiliates thereof or any securities of such entities.

8.   Miscellaneous.

     a. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     b. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of The Commonwealth of Massachusetts. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in The Commonwealth of Massachusetts for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and
        (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be
                                                 --------------------
        transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or

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        proceeding in any manner permitted by the laws of The Commonwealth of
        Massachusetts, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 9 does not constitute good and sufficient service of process. The provisions of this Section 7(b) shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of The Commonwealth of Massachusetts.

     c. Waiver of Jury Trial. To THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the parties hereto acknowledges that it has been informed by each other party that the provisions of this Section 7(c) constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby. Any of the parties hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

9. Merger/Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

10. Notice. All notices, demands, and communications of any kind which any party may require or desire to serve upon any other party under this Agreement shall be in writing and shall be served upon such other party and such other party's copied persons as specified below by personal delivery to the address set forth for it below or to such other address as such party shall have specified by notice to each other party or by mailing a copy thereof by certified or registered mail, or by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, addressed to such party and copied persons at such addresses. In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to such address. In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt. Notwithstanding the foregoing, notice to any party or copied person of change of address shall be deemed complete only upon actual receipt by an officer or agent of such party or copied person.

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     If to the Company, to it at:

           Physicians Quality Care, Inc.
           950 Winter Street
           Suite 2410
           Waltham, MA 02154

           Attention:  Chief Executive Officer

     If to Bain, to it at:

           Two Copley Place, 7th Floor
           Boston, Massachusetts 02116
           Attention:  Stephen Pagliuca and Marc Wolpow

     With a Copy to:

           Ropes & Gray
           One International Place
           Boston, Massachusetts 02110
           Attention:  Lauren I. Norton

11. Severability. If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then such unenforceable provision shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining provisions to be enforced. To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be valid and binding agreement enforceable in accordance with its terms, and in the event that any provision hereof shall be found to be invalid or unenforceable, such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

12. Counterparts. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.


  THE COMPANY:           PHYSICIANS QUALITY CARE, INC.


                         By:           /s/ Jerilyn P. Asher
                            ----------------------------------------------
                             Title



  BAIN:                  BAIN CAPITAL PARTNERS V, L.P.

                         By:  Bain Capital Investors V, Inc.,
                              its general partner


                         By       /s/   Stephen Pagluica
                           ----------------------------------------------
                            Title:

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                                                                   Schedule 1 to
                                                            Management Agreement
                                                            --------------------



                        Wire Transfer Instructions for
                        Bain Capital Partners V, L.P.


                         Bankers Trust Company, NY
                        ABA # 021 001 033
                        For:  Brown Brothers Harriman
                        Account # 015 01 026
                        Account Name: Bain Capital Partners V, L.P.
                        Acct. #  810512-4